Exhibit 99.1

Agile Therapeutics Announces a Poster Presentation of its SECURE Phase 3 Study at the Contraceptive Technology 2017 Conference

Princeton, New Jersey, March 16, 2017— Agile Therapeutics, Inc. (Nasdaq: AGRX) a women’s healthcare company announced a poster presentation of data from the SECURE Phase 3 clinical trial for its lead product candidate, Twirla®, (ethinyl estradiol and levonorgestrel transdermal system), also known as AG200-15.  The poster, titled “The SECURE Study, a Real-World Trial of a Low-Dose Contraceptive Patch: Addressing the Changing U.S. Population,” will be presented at the Contraceptive Technology Conferences on March 16 - 18, 2017 in  San Francisco, CA and March 29 - April 1, 2017 in Boston, MA.  The first author is Anita Nelson, MD, one of the co-primary investigators for the SECURE trial.

The SECURE study was designed to evaluate the efficacy, safety, and tolerability of Twirla in a representative U.S. population of women seeking birth control.  SECURE was a one-year, multicenter, single-arm, open-label trial in 2032 healthy women aged 18 and over, at 102 experienced investigative sites across the United States.

The Company plans to resubmit its new drug application (“NDA”) for Twirla in the first half of 2017.

The Company has filed the poster presentation on a form 8-K with the U.S. Securities Exchange Commission (“SEC”), which can be accessed either from the Company’s website or the SEC’s website.

About Agile Therapeutics

Agile Therapeutics is a forward-thinking women’s healthcare company dedicated to fulfilling the unmet health needs of today’s women. Our product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method.  Our lead product candidate, Twirla®, (ethinyl estradiol and levonorgestrel transdermal system), also known as AG200-15, is a once-weekly prescription contraceptive patch that recently completed Phase 3 trials. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to provide advantages over currently available patches and is intended to optimize patch adhesion and patient wearability. For more information, please visit the company website at www.agiletherapeutics.com.

Forward-Looking Statement

Certain information contained in this press release includes “forward-looking statements” related to the Company’s clinical trials and regulatory submissions. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions and uncertainties. Any or all of the forward-looking statements may turn out to be wrong, or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Our statements about the results and conduct of our clinical trial could be affected by the potential that there are changes in the data or interpretation of the data by the FDA (for example, the FDA may include additional pregnancies in its calculation of the Pearl Index, which would increase the Pearl Index), whether the results will be deemed satisfactory by the FDA (for example, we describe the results of the SECURE trial as positive, the FDA may disagree with that characterization), and whether additional studies will be required or other issues will arise that will delay resubmission of our NDA or negatively impact acceptance, review and approval of Twirla by the FDA; For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. All forward looking statements are subject to risks detailed in our filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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Source Agile Therapeutics

Contact:  Mary Coleman 609-683-1880